UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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GREAT LAKES BANCORP, INC.

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GREAT LAKES BANCORP, INC.

2421 MAIN STREET

BUFFALO, NEW YORK  14214

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 17, 2006

To the Stockholders of

GREAT LAKES BANCORP, INC.:

I am pleased to invite you to our 2006 annual meeting of stockholders.  Our annual meeting will be held at our main office, 2421 Main Street, Buffalo, New York, on October 17, 2006, at 10:00 a.m., local time.  At our annual meeting, our stockholders will be asked to vote on the following matters:

1.	Election of four directors, each for a term of three years and until such directors’ successors are elected;

2.	Any other matter that properly comes before our annual meeting.

All stockholders of record as of the close of business on September 1, 2006 are entitled to vote at our annual meeting and any adjournment, postponement or continuation of our annual meeting.

It is important that your shares be voted at our annual meeting.  Please complete, sign, and date the enclosed proxy, which is solicited on behalf of our board of directors, and mail it promptly in the postage prepaid envelope we have provided or follow one of the other voting alternatives listed on the proxy.  Your proxy will not be used if you attend our annual meeting and notify us that you wish to vote in person.

By Order of the Board of Directors,

Louis Sidoni
Secretary

September 11, 2006

Buffalo, New York

GREAT LAKES BANCORP, INC.

2421 MAIN STREET

BUFFALO, NEW YORK  14214

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 17, 2006

INTRODUCTION

This proxy statement is being sent to you in connection with the solicitation of proxies by our board of directors for our 2006 annual meeting of stockholders to be held at our main office, located at 2421 Main Street, Buffalo, New York, on October 17, 2006 at 10:00 a.m., local time, and at any adjournment, postponement or continuation of our annual meeting.  The accompanying notice of meeting and form of proxy are first being mailed on or about September 11, 2006 to stockholders of record at the close of business on September 1, 2006.

At our annual meeting, stockholders are being asked to elect four directors (“2009 Directors”) to serve until our 2009 annual meeting of stockholders and until such directors’ successors are elected, and to consider and act upon any other matter that properly comes before our annual meeting and any adjournment, postponement or continuation of our annual meeting.

Merger Transaction

On May 1, 2006, Great Lakes Bancorp, Inc. merged into our company, which was called Bay View Capital Corporation at the time, and pursuant to the terms of the merger agreement our name was changed to Great Lakes Bancorp, Inc.  All references in this proxy statement to “we,” “us,” “our,” “Bay View,” or “the Company” refers to Bay View Capital Corporation subsequently renamed, the surviving legal entity in the merger.  Former Great Lakes Bancorp, Inc., which ceased to exist with the merger, is referred to in this proxy statement as “Old Great Lakes.”

Pursuant to the terms of the merger agreement, our board of directors immediately after the merger consisted of all 12 directors of Old Great Lakes and three directors of the Company.  All other directors of the Company resigned effective with the merger.  One former Old Great Lakes director resigned on June 20, 2006.  Membership in the various governing committees of our Board was also reconstituted following the merger.

Pursuant to our bylaws, our 12 new directors at the merger date were divided into our three classes of 2006, 2007 and 2008 directors and their terms of office expire at our annual meeting of stockholders held during each of these years.

The Company is required to hold an annual shareholder meeting and there are four directors in our 2006 class whose terms will expire on the October 17, 2006 date of this year’s meeting.  As disclosed in this proxy statement, our board of directors is recommending the re-election of these four directors.  Directors of the Company are elected for three-year terms.

In addition to changes in our board of directors, the merger also impacted our executive management team and the historical financial information that we will present in future public filings.  Effective with the merger, the executive officers of Old Great Lakes became the executive officers of the Company.  For accounting purposes, the merger is treated as a purchase of Bay View by Old Great Lakes.  In future public filings, we are required to present the historical results of operations of Old Great Lakes for all prior periods and for the current year up to the May 1, 2006 merger date.

With respect to historical pre-merger information pertaining to the board of directors, its committees and other matters of corporate governance, we have provided information relating to Bay View.  With respect to historical pre-merger information pertaining to executive compensation, stock option activity and independent accountants, we have provided information relating to Old Great Lakes.  With respect to the required reports of our Compensation Committee and Audit Committee, we have provided a brief summary of the current perspective of these recently reconstituted committees.

Quorum, Voting Rights and Proxy Information

A majority of our outstanding shares of common stock present and voting in person or by proxy will constitute a quorum at our annual meeting.  All shares voted by proxy, and not revoked, will be voted in accordance with the instructions thereon.  If no instructions are indicated, properly executed proxies will be voted FOR the election of the nominees for director named in this proxy statement.  We do not know of any matter other than the election of directors that will come before our annual meeting.  If any other matter is properly presented at our annual meeting for action, the proxies will vote on such matter as directed by a majority of our board of directors.

The four candidates for election as 2009 Directors who receive an affirmative vote of the holders of a majority of the stock duly voted at our annual meeting will be elected.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether a quorum is present at our annual meeting.  Our certificate of incorporation does not permit cumulative voting in the election of directors.

You may revoke your proxy at any time prior to its voting at our annual meeting by submitting to our Company’s Secretary:

•	a written notice of revocation dated later than the proxy;

•	filing another executed proxy with a later date; or

•	by attending our annual meeting and voting in person, after requesting to revoke your proxy.

Any written notice revoking a proxy should be sent to Louis Sidoni, Secretary, Great Lakes Bancorp, Inc., 2421 Main Street, Buffalo, New York 14214.

Voting Securities and Certain Holders Thereof

Holders of record of our common stock as of the close of business on September 1, 2006 will be entitled to one vote for each share then held.  As of that date, 10,915,274 shares of our common stock were outstanding.  Broker non-votes are shares of common stock held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power.  Broker non-votes will be treated as not present and not entitled to vote for nominees for election as directors. Abstentions will be treated as the withholding of authority to vote for nominees for election as directors.  Abstentions from voting and broker non-votes will have no effect on the election of directors because directors are elected by a plurality of the votes cast at our annual meeting.

Directors, Director Nominees, Executive Officers and 5% Beneficial Owners

The following table identifies as of July 31, 2006 each person we know that beneficially owns 5% or more of our common stock, each of our directors and nominees for directors, our executive officers named in the Summary Compensation Table lists, and all of our executive officers and directors as a group.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner or Identity of Group	Number of Shares	Percentage of Class

5% or Greater Stockholders:
First Manhattan Co. (1)	653,541	6.0
427 Madison Avenue New York, NY 10022

Directors and Nominees for Director (2):
Barry M. Snyder (3)	562,811	5.2
William A. Evans (4)	284,000	2.6
Charles G. Cooper	15,021	*
Andrew W. Dorn, Jr. (5)	72,411	*
Frederick A. Wolf (6)	66,866	*
Carolyn B. Frank (7)	16,525	*
Robert B. Goldstein	147,461	1.4
Gerard T. Mazurkiewicz	3,261	*
Acea M. Mosey-Pawlowski (8)	130,713	1.2
Dennis M. Penman (9)	8,914	*
John W. Rose	27,730	*
James A. Smith (10)	177,446	1.6
Louis J. Thomas (11)	14,291	*
David L. Ulrich (12)	233,115	2.1

Executive Officers (2) (16) :
Paul W. Bergman (13)	14,675	*
Marylou Borowiak (14)	15,611	*
Jamel C. Perkins	-	-
Michael J. Rogers	-	-

All Directors and Executive Officers as a group (18 persons) (15)	1,790,851	15.4

*  Less than 1%.
_______________

(1)	As reported by First Manhattan Co., an investment advisor, in an Amended Schedule 13G dated February 10, 2006 filed with the
SEC. Such party reported sole voting power as to 269,880 shares and shared voting power as to 341,441 shares. Such party also reported sole power to dispose or direct the disposition as to 269,880 shares and shared power to dispose or direct the disposition as to 383,661 shares.

(2)	Based upon information furnished to us by each individual named and includes all shares as to which the director or executive officer may be deemed to have sole or shared voting or dispositive power. This table includes shares held directly, in retirement accounts, by certain members of directors’ or executive officers’ families or by trusts of which the director or executive officer is a trustee or beneficiary.

(3)	Includes 2,174 shares of common stock issuable to Mr. Snyder under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Snyder under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(4)	Includes 13,047 shares of common stock issuable to Mr. Evans under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Evans under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(5)	Includes 43,491 shares of common stock issuable to Mr. Dorn under the 2000 Stock Option Plan, all of which options are exercisable within 60 days.

(6)	Includes 9,785 shares of common stock issuable to Mr. Wolf under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Wolf under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(7)	Includes 2,174 shares of common stock issuable to Ms. Frank under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Ms. Frank under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(8)	Includes 2,174 shares of common stock issuable to Ms. Mosey-Pawlowski under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Ms. Mosey-Pawlowski under the 2002 Stock Option Plan, all of which options are exercisable within
60 days.

(9)	Includes 2,174 shares of common stock issuable to Mr. Penman under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Penman under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(10)	Includes 2,174 shares of common stock issuable to Mr. Smith under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Smith under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(11)	Includes 2,174 shares of common stock issuable to Mr. Thomas under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Thomas under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(12)	Includes 2,174 shares of common stock issuable to Mr. Ulrich under the 2000 Stock Option Plan and 1,304 shares of common stock issuable to Mr. Ulrich under the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(13)	Includes 6,521 shares of common stock issuable to Mr. Bergman under the 2000 Stock Option Plan, all of which options are exercisable within 60 days.

(14)	Includes 5,435 shares of common stock issuable to Ms. Borowiak under the 2000 Stock Option Plan, all of which options are exercisable within 60 days.

(15)	Includes an aggregate of 105,233 shares of common stock issuable to executive officers and directors of the Company under the 2000 Stock Option Plan and the 2002 Stock Option Plan, all of which options are exercisable within 60 days.

(16)	Excludes Mr. Dorn, who is also a director.

Equity Compensation Plan Information

The following table sets forth, as of July 31, 2006, information about our equity compensation plans that have been approved by our stockholders, including the number of shares of our common stock exercisable under all outstanding options, warrants and rights, the weighted average exercise price of all outstanding options, warrants and rights and the number of shares available for future issuance under our equity compensation plans.  We have no equity compensation plans that have not been approved by our stockholders.

Number of securities
remaining for future
	Number of securities to	Weighted average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by stockholders	244,439	$18.52	283,069
Equity compensation plans not approved by stockholders	n/a	$ n/a	n/a

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires our directors and executive officers, and persons who own 10% or greater of our common stock, to file with the SEC reports of ownership and reports of changes in ownership of our common stock.  Executive officers, directors and 10% or greater stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, no other reports were required during the year ended December 31, 2005, and all Section 16(a) filing requirements applicable to our officers, directors and 10% or greater stockholders were met.

PROPOSAL 1 – ELECTION OF DIRECTORS

Candidates for Election

On January 26, 2006, the board of directors of the Company approved an amendment to Article III, Section 1 of the Company’s Bylaws to increase the maximum number of directors from 10 to 25.  As a result of our merger with Old Great Lakes in May 2006, our board of directors increased from nine to 15 members.  Each director is elected for a three-year term and until such director’s successor is elected.  At our annual meeting, we will elect four directors who will have a term of office expiring in 2009.  Unless otherwise instructed, the proxies solicited by our board of directors will be voted for the election of the nominees named below. Each of the nominees for terms expiring in 2009 is currently a director.

If any of the nominees becomes unavailable for any reason, the proxies intend to vote for a substitute candidate nominated by our board of directors.  Our board of directors has no reason to believe the nominees named will be unable to serve if elected.  Any vacancy occurring on our board of directors, for any reason, will be filled by a majority vote of our directors then in office.  The new director will serve out the remaining term.

Our board of directors recommends a vote FOR the elections of the nominees named below.

The names of the nominees for directors whose terms will expire in 2009 and the names of our directors who will continue in office after our annual meeting until the expiration of their terms in 2007 and 2008, together with certain information about them, are as follows:

Nominees for Election as Directors for Terms of Office Expiring in 2009

Charles G. Cooper has been a director since 2002.  Until consummation of our merger with Old Great Lakes, he served as our President (since October 2002) and as our Chief Executive Officer (since December 2002).  Mr. Cooper also served as President of a former subsidiary, Bay View Bank, N.A. (“BV Bank”), from October 2002 and Chief Executive Officer of BV Bank from December 2002 until BV Bank's September 2003 dissolution.  Mr. Cooper served as Executive Vice President and Chief Credit Officer of the Company and BV Bank from May 2001 to October 2002.  Prior to joining BVCC, Mr. Cooper served as Executive Vice President and Chief Credit Officer of Lone Star Bank of Dallas from 2000 to 2001 and Senior Vice President of Loan Administration of Compass Bank, Dallas, Texas from 1996 to 2000.

Andrew W. Dorn, Jr. became a director and our President and Chief Executive Officer upon consummation of our merger with Old Great Lakes.  He served as President and Chief Executive Officer and as a director of Old Great Lakes since its formation in 2003 and has served as a director, President and Chief Executive Officer of our subsidiary, Greater Buffalo Savings Bank (“GBSB”), since it began operations in 1999.  From 1995 to 1998, he served in the same capacity for Jamestown Savings Bank.  Mr. Dorn is a graduate of the State University of New York at Buffalo and earned a masters degree in Business Administration from Canisius College.

Carolyn B. Frank became a director upon consummation of our merger with Old Great Lakes.  She served as a director of Old Great Lakes since its formation in 2003 and has served as a director of GBSB since its inception in 1999.  Since January 2004, Mrs. Frank has been the Vice President of Network Performance Support for Excellus Health Plan, Inc.  From May 2002 until January 2004, she was an independent consultant to the health care industry.  Previously, she was associated with Kaleida Health Systems serving, at various times, as President, Chief Executive Officer and Chief Financial Officer.  Mrs. Frank is a graduate of Canisius College.

Barry M. Snyder became our Chairman of the Board of Directors upon consummation of our merger with Old Great Lakes.  He served as the Chairman of the Board of Directors of Old Great Lakes since its formation in 2003.  He has also been a director of GBSB since its inception in 1999 and has served as GBSB's Chairman of the Board of Directors since August 2001.  He is the Chairman and Chief Executive Officer of Tuxedo Junction, a chain of formal wear rental stores, and the Chairman of the Board of Great Skate Hockey Supply Company, a distributor of hockey equipment in the United States.  Mr. Snyder is a graduate of the State University of New York at Buffalo.

Present Class A Directors whose terms of office expire in 2007:

William A. Evans became a director and our Vice Chairman of the Board of Directors upon consummation of our merger with Old Great Lakes.  He served as a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999.  Since the sale of his business in 1995, Mr. Evans has been engaged in the management of Evans Enterprises, a private investment company.  Mr. Evans is a graduate of the United States Military Academy at West Point and the University of Florida School of Law.

Robert B. Goldstein joined us in March 2001 as President, Chief Executive Officer and a director.  He was elected Chairman of our board of directors in October 2002 and served in such capacity until consummation of our merger with Old Great Lakes.  In October 2002, he resigned as President and in December 2002, he resigned as Chief Executive Officer.  Prior to joining us, Mr. Goldstein served as President of the Jefferson Division of Hudson United Bank in Philadelphia from 2000 to 2001, when Hudson United Bancorp acquired Jeff Banks, and was President of Jeff Banks Inc., from 1998 to 2000.  Prior to these positions, Mr. Goldstein held several President and Chief Executive Officer positions with banks in Pennsylvania and Connecticut.  Mr. Goldstein currently serves on the Board of Directors of F.N.B. Corporation, Hermitage, Pennsylvania; Luminent Mortgage Capital, Inc., San Francisco, California and RSGroup Holdings, Inc., a privately owned trust services company in New York City, New York.

Acea M. Mosey-Pawlowski became a director upon consummation of our merger with Old Great Lakes.  She has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999.  Since 1995, she has been engaged in the private practice of law in Buffalo, New York and was appointed Partner in the law firm of Mosey Persico, LLP in August 2005, serving as in-house counsel to Allied Publishing Service, a national wholesaler of magazines.  Since January 2005, Ms. Mosey-Pawlowski served as the Public Administrator for the Erie County Surrogate Court.  She is a graduate of Canisius College and the Thomas Cooley School of Law.

Dennis M. Penman became a director upon consummation of our merger with Old Great Lakes.  He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999.  He has been an Executive Vice President and Chief Operating Officer of M. J. Peterson Real Estate Corporation, a real estate brokerage and development company, since 1980.  Mr. Penman is a graduate of the State University of New York at Buffalo and the Institute of Real Estate Management.

Louis J. Thomas became a director upon consummation of our merger with Old Great Lakes.  He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999.  Since 1970, he has served in various capacities with the United Steelworkers Union, and served as Director of District 4, covering the Northeastern United States and the Commonwealth of Puerto Rico until his retirement in May 2004.  Mr. Thomas attended East Stroudsburg State College and served on the faculty of Syracuse University.

Frederick A. Wolf became a director upon consummation of our merger with Old Great Lakes.  He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999.  From January 2000 until September 2005, Mr. Wolf was County Attorney for the County of Erie, New York.  Since his retirement from the county, Mr. Wolf has been Special Counsel with Damon Morey LLP.  Prior thereto, Mr. Wolf was engaged in the private practice of law in Buffalo, New York for approximately 32 years.  Mr. Wolf is a graduate of the University of Buffalo and the State University of New York at Buffalo School of Law.

Present Directors whose terms of office expire in 2008:

Gerard T. Mazurkiewicz became a director upon consummation of our merger with Old Great Lakes.  He was appointed a director of Old Great Lakes in June 2003 and was subsequently elected to serve a three-year term.  Since January 2004, he has been a tax director at Dopkins & Company, LLP, a Buffalo, New York based accounting firm.  He was employed in the Buffalo office of KPMG LLP since 1969, was elected into the partnership in 1980 and was appointed Partner in Charge of the Upstate New York/Albany tax practice in 1996, serving in that capacity until his retirement from KPMG in January 2002.  Mr. Mazurkiewicz is a graduate of the State University of New York at Buffalo and is a certified public accountant.

John W. Rose has been a director since 2002.  He currently serves as President and Chief Executive Officer of McAllen Capital Partners, a financial advisory firm that specializes in bank, thrift and finance company turn-around investments.  From May 2001 to November 2002, he served as our Executive Vice President and Chief Financial Officer. From 1992 to 2001, he was President of McAllen Capital Partners.  Mr. Rose also currently serves on the boards of directors of Jacksonville Bancorp, Jacksonville, Florida; F.N.B. Corporation, Hermitage, Pennsylvania; Atlanta Bancorporation, Atlanta, Georgia and LDF, Inc., Chicago, Illinois.

James A. Smith became a director upon consummation of our merger with Old Great Lakes.  He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999.  He has been a practicing orthopedic surgeon since 1974.  Dr. Smith is a graduate of Georgetown University and the State University of New York at Buffalo School of Medicine.

David L. Ulrich became a director upon consummation of our merger with Old Great Lakes.  He has been a director of Old Great Lakes since its formation in 2003 and a director of GBSB since its inception in 1999.  He is the owner and President of Ulrich Development Company, LLC, a commercial real estate development company.  Mr. Ulrich is a graduate of Ball State University and The Home Insurance Company School of Insurance.

BOARD OF DIRECTORS MEETINGS, COMPENSATION, COMMITTEES

AND COMMUNICATIONS

Meetings

Our board of directors held 12 meetings during 2005.  During 2005, none of our directors attended fewer than 75% of the total number of meetings held by our board of directors or the committees of our board of directors on which such director served.

Fees

For 2005, each of the Company’s non-employee directors received an annual director’s fee of $36,000.  Members serving on the executive committee of our board of directors received an additional $18,000, with the exception of a one member who received $9,000 for serving only part of the year.  In addition, our Chairman received $20,000 for 2005.

Meetings of Non–Management Directors

In accordance with NYSE 303A.03, our non-management directors held six meetings during 2005.  The Chairman of our Audit Committee at the time, Mr. Joel E. Hyman, presided over those sessions.  In addition, the Company’s independent directors held six meetings during 2005.  Mr. Frederick W. Dreher presided as ad hoc chair of these meetings.  Anyone wishing to communicate with our non-management directors should follow the procedures under “Director-Stockholder Communications.”

Stock Option Awards

No stock option awards were granted to any director in 2005.

Director Qualifications and Independence

Qualifications for our directors are set forth in our Corporate Governance Guidelines, which is available on our website.  Generally, our board of directors seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to us and our stockholders.  Directors should have high-level leadership experience in business or administrative activities or experience dealing with complex problems; breadth of knowledge about issues affecting us; a high level of personal integrity; loyalty to us and concern for our success; an ability to work effectively with others and sufficient time to devote to our affairs.

Our board of directors has reviewed whether any of its members or nominees have any material relationship with us, and has concluded that all of our directors and nominees for director, other than Messrs. Cooper and Dorn, are independent in accordance with the director independence standards of the New York Stock Exchange, and has determined that none of them has a material relationship with us that would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director.

Director-Stockholder Communications

Our stockholders may communicate with our board of directors by contacting our Secretary.  Parties who wish to express any concerns to any of our directors should send such concerns in writing to the relevant director or directors, or in the alternative, to “Non-management Directors” as a group, care of our Secretary at our main office at 2421 Main Street, Buffalo, New York 14214. All such communications received by the Secretary’s office are required to be forwarded to the addressee or addressees noted on the communication.

In accordance with our Corporate Governance Guidelines, directors are expected to attend the annual meetings of our stockholders. All directors attended our 2005 annual meeting of stockholders.

Committees

Nomination and Corporate Governance Committee.  Our nominating/corporate governance committee, or our “nominating committee”, which has adopted a written charter that is available on our website, is responsible for nominating persons to serve on our board of directors as well as reviewing our policies related to corporate governance principles and making recommendations to our board of directors for any changes, amendments or modification to such policies.  Our nominating committee is also responsible for reviewing succession planning for our Chief Executive Officer.  Directors Evans (chair), Goldstein, Mosey-Pawlowski, Rose, Snyder and Wolf are the members of our nominating committee.  All of these directors are considered independent under New York Stock Exchange corporate governance rules.  Our nominating committee held four meetings during 2005.  Our nominating committee met in August 2006, at which time, upon nomination by the non-management directors, it reviewed the qualifications of and recommended the re-election of Messrs. Cooper, Dorn and Snyder and Ms. Frank to our board of directors to serve until 2009. We did not pay any third party fee to assist in the process of identifying or evaluating candidates for our board of directors in 2005.

Our nominating committee will consider all nominees who possess the qualifications set forth above.  Pursuant to our bylaws, generally, nominations by stockholders must be delivered in writing to our Secretary not less than 60, nor more than 90 days, before the date of our annual meeting.  Our nominating committee has responsibility for:

•

reviewing the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of our board of directors or, if our nominating committee determines, a search firm;

•	our nominating committee considers the suitability of each candidate for the board;
•	recommending that the board of directors select the slate of directors and notifies all director candidates of its selections; and
•	evaluation of the performance and qualifications of the individual members of our board of directors eligible for re-election at our annual meetings of stockholders.

Compensation and Benefits Committee.  Our compensation committee, which has adopted a written charter that is available on our website, is responsible for reviewing and approving executive officers’ salaries, other compensation and benefit programs and board of directors and committee fees.  The members of our compensation committee are directors Mazurkiewicz (chair), Evans, Goldstein, Rose, Snyder and Ulrich.  Our compensation committee held six meetings during 2005. Additional information concerning our compensation and benefits committee appears under the heading “Compensation Committee Report on Executive Compensation.”

Audit Committee.  Our audit committee, which has adopted a written charter that is available on our website, reviews our audit and regulatory reports and related matters to ensure effective compliance with regulatory and internal policies and procedures.  The members of our audit committee are directors Frank (chair), Mazurkiewicz, Mosey-Pawlowski, Penman and Rose.  Our audit committee held seven meetings during 2005. Additional information concerning our audit committee appears under the heading “Report of the Audit Committee of the Board of Directors.”

Copies of Code of Ethical Conduct, Corporate Governance Guidelines and Committee Charters

We have adopted a Code of Ethical Conduct that applies to our directors, officers and employees and all directors, officers and employees of each of our subsidiaries.  The Code of Ethical Conduct is available on our website at www.greatlakesbancorp.com.  A copy of the Code of Ethical Conduct, Committee charters, and our Corporate Governance Guidelines may be obtained at no charge by written request to the attention of our Secretary at 2421 Main Street, Buffalo, New York 14214.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our directors and executive officers as of July 31, 2006:

Name	Age	Position

Barry M. Snyder	61	Chairman of the Board of Directors

William A. Evans	66	Vice Chairman of the Board of Directors

Andrew W. Dorn, Jr.	55	President, Chief Executive Officer, Treasurer and Director

Paul W. Bergman	53	Executive Vice President and Chief Credit Officer

Marylou Borowiak	46	Executive Vice President and Chief Retail Banking Officer

Jamel C. Perkins	31	Executive Vice President and Chief Information Officer

Michael J. Rogers	49	Executive Vice President and Chief Financial Officer

Frederick A. Wolf	63	Assistant Secretary and Director

Charles G. Cooper	58	Director

Carolyn B. Frank	47	Director

Robert B. Goldstein	66	Director

Gerard T. Mazurkiewicz	59	Director

Acea M. Mosey-Pawlowski	39	Director

Dennis M. Penman	57	Director

John W. Rose	57	Director

James A. Smith	57	Director

Louis J. Thomas	63	Director

David L. Ulrich	58	Director

There are no family relationships between any of our executive officers or directors.  Recent business experience of our directors is set forth above under “Election of Directors.”  Recent business experience of our executive officers who are not also directors is as follows:

Paul W. Bergman is an Executive Vice President and our Chief Credit Officer and has been with GBSB since its inception in November 1999.  Prior to 1997, he was a Senior Vice President of Key Corp.  Mr. Bergman is a graduate of Canisius College.

Marylou Borowiak is an Executive Vice President and our Chief Retail Banking Officer and has been with GBSB since October 2000.  From 1993 until August 2000, she served as a regional Vice President for First Niagara Bank.  Ms. Borowiak is a graduate of the State University of New York at Buffalo.

Jamel C. Perkins was hired as an Executive Vice President and our Chief Information Officer in April 2006.  Perkins has over 10 years of Banking Technology and Management experience.  From July 2003 to April 2006, he was a Technology Infrastructure Operations Manager with M&T Bank and was a Project Director with Hewlett Packard from May 2001 to July 2003.  Prior thereto, Mr. Perkins was an Area Manager with Bank of America.  He received his B.A. in Management Information Systems and a M.S. in Telecommunications Management, as well as his M.B.A., from Canisius College.

Michael J. Rogers is an Executive Vice President and our Chief Financial Officer and was hired as our principal financial officer and principal accounting officer in March 2006.  From April 2004 to March 2006, Mr. Rogers was a private business consultant. Prior thereto, he was a partner in the financial services practice of KPMG LLP.  He is a graduate of Niagara University.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation we paid for the years indicated to the Chief Executive Officer and our four other most highly compensated executive officers (the “named officers”) of Old Great Lakes.  Annual bonuses are shown in the year earned, although they are not paid until the following year.

					Long-term
					Compensation
		Annual Compensation			Awards
					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options/SARS	Compensation(1)

Andrew W. Dorn, Jr.,	2005	$199,745	$30,000	$—	$—	$12,991
President, Chief Executive	2004	180,671	27,000	—	—	11,095
Officer and Treasurer	2003	140,000	21,000	—	—	8,345

Paul W. Bergman,	2005	125,070	18,750	—	—	8,039
Executive Vice President	2004	107,621	15,000	—	—	7,354
and Chief Credit Officer	2003	—	—	—	—	—

Kim S. Destro,	2005	104,757	15,750	—	—	7,093
Executive Vice President	2004	90,692	13,500	—	—	6,280
and Chief Financial Officer (2)	2003	—	—	—	—	—

Marylou Borowiak,	2005	89,748	13,500	—	—	5,642
Executive Vice President	2004	—	—	—	—	—
and Chief Retail Banking Officer	2003	—	—	—	—	—

_____

(1)	Consists of employer contributions and matching contributions made by GBSB for the benefit of executive officers pursuant to its 401(k) Plan.
(2)	Ms. Destro resigned as an employee of the Company in June 2006.

Employee Plans

Options are available for issuance under the Company’s 2000 and 2002 Stock Option Plans which survived the merger with Bay View.  Under these plans, the Company may grant non-qualified stock options to directors and founders at an exercise price equal to 100% of market price as determined by the Board of Directors, and incentive stock options to officers and other key employees at an exercise price not less than 100% of market price as determined by the Board of Directors.  Generally, the options granted to founders and directors of the Company vest immediately.  All options expire ten years from the date of grant.  The 2000 and 2002 Stock Option Plans authorize the grant of total options of 195,714 and 217,460 shares of the Company’s common stock, respectively.

Bay View has five employee stock option plans and three non-employee director stock option plans that also survived the merger. As of July 31, 2006, there were 48,591 options available for grant under the five employee plans and 22,200 options available for grant under the three director plans.

OPTIONS GRANTED IN LAST FISCAL YEAR

No stock options were granted in 2005.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL

YEAR-END OPTION VALUES

The following table sets forth information with respect to executive officers of Old Great Lakes named in the compensation table set forth above concerning the exercise of options during 2005 and unexercised options held at the end of 2005.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		in-the-Money Options
	Acquired		Options at Fiscal Year End (1)		at Fiscal Year End
	Upon	Value
Name and Principal Position	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew W. Dorn, Jr.,
President, Chief Executive
Officer and Treasurer	—	$—	38,272	5,219	$—	$—

Paul W. Bergman,
Executive Vice President
and Chief Credit Officer	—	$—	5,564	957	$—	$—

Kim S. Destro,
Executive Vice President
and Chief Financial Officer (2)	—	$—	5,238	1,284	$—	$—

Marylou Borowiak,
Executive Vice President
and Chief Retail Banking Officer	—	$—	3,716	1,719	$—	$—

________

(1)	Option information in the table above has been adjusted to take into account the May 1, 2006 merger exchange ratio.
(2)	Ms. Destro resigned as an employee of the Company in June 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report of our compensation and benefits committee (our “compensation committee”) and the performance graph that immediately follows such report do not constitute proxy solicitation material and, shall not be deemed filed with the SEC or incorporated by reference into any of our filings under the Exchange Act or the Securities Act of 1933 (the “Securities Act”), except to the extent that we specifically incorporate this report or the performance graph by reference therein.

COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS

Our Compensation Committee has adopted a compensation strategy for our Chief Executive Officer and other executive officers that utilizes competitive salaries and incentive compensation such as cash bonuses and stock options in order to reward contributions to our long-term success.  In 2005, our Chief Executive Officer’s salary was increased by $20,000 to $200,000 and a bonus of $30,000 was awarded at year end.  We anticipate that once we have achieved sustained profitability, the base salary for our Chief Executive Officer and other executive officers will be determined by competitive, market-based pay practices, performance evaluations and expected future contributions.  Base salaries will most likely be targeted at the median level of salaries at comparable banks for executives with similar experience, but will also take into account unique responsibilities and performance.

                                                                    Gerard T. Mazurkiewicz, Chairman

                                                                    William A. Evans

                                                                    Robert B. Goldstein

                                                                    John W. Rose

                                                                    Barry M. Snyder

                                                                    David L. Ulrich

Compensation Committee Interlocks and Insider Participation

There were no compensation committee interlocks required to be disclosed under Item 402(j) of Regulation S-K of the SEC during 2005.

Certain Transactions

Our directors and executive officers are customers of ours, and have had transactions with us in the past and are expected to have transactions with us in the future.  Any outstanding transactions made to any of our directors and executive officers were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time of the transaction for comparable transactions with our employees, and did not involve more than normal risk of collection or contain other terms unfavorable to us.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The line graph below compares the cumulative total stockholder return on the Company’s common stock to the cumulative total return of the Dow Jones U.S. Financial Services Index, Dow Jones U.S. Banks Index and the Dow Jones Composite Average for the period December 31, 2000 through December 31, 2005.  The graph assumes that $100 was invested on December 31, 2000 and that all dividends were reinvested.

CUMULATIVE TOTAL RETURN

GREAT LAKES BANCORP, INC.,

DOW JONES U.S. FINANCIAL SERVICES INDEX,

DOW JONES U.S. BANKS INDEX AND

DOW JONES COMPOSITE AVERAGE

Great Lakes Bancorp, Inc.
Dow Jones U.S. Financial Services Index
Dow Jones U.S. Banks Index
Dow Jones Composite Average
150
140
130
120
110
100
90
80
70
60
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed with the SEC or incorporated by reference into any of our filings under the Exchange Act or the Securities Act, except to the extent we specifically incorporate this report by reference therein.

Our audit committee reviews our financial reporting process on behalf of our board of directors and reviews audit and related matters to ensure effective compliance, and oversees management’s implementation and maintenance of effective systems of internal and disclosure controls.  Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America.

All members of our audit committee are independent, as that term is defined by the rules of the New York Stock Exchange and satisfy the financial literacy requirements thereof.  Our audit committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. Our board of directors has determined that our audit committee contains two members, Ms. Frank and Mr. Mazurkiewicz, who satisfy the financial expertise requirements and has the requisite experience as defined by the rules promulgated by the SEC.  Our audit committee serves a board-level oversight role under which it receives information from, consults with and provides its views and directions to management and our independent registered public accounting firm on the basis of the information it receives and the experience of its members in business, financial and accounting matters.  Our audit committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

In this context, our audit committee has reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2005.  Our audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees).  In addition, our audit committee has received from our independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with our independent registered public accounting firm their independence from us and our management.  Our audit committee has determined that the independent auditors’ provision of non-audit services to us is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, our audit committee recommended to our board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 and be filed with the SEC.

Carolyn B. Frank, Chair

Gerard T. Mazurkiewicz

Acea M. Mosey-Pawlowski

Dennis M. Penman

John W. Rose

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Following the consummation of our merger with Old Great Lakes, our Audit Committee retained KPMG LLP to audit our consolidated financial statements for 2006.  KPMG LLP audited the consolidated financial statements of Old Great Lakes for 2004 and 2005.  The merger was accounted for as a “reverse acquisition.”  Accordingly, Old Great Lakes is treated as the continuing reporting entity for financial purposes and, therefore, the information provided below is with respect to Old Great Lakes.  The aggregate fees billed to us by KPMG LLP for 2005 and 2004 are as follows:

	2005	2004

Audit Fees	$117,000	$70,000
Audit Related Fees	99,000	—
Tax Fees	9,000	8,000
All Other Fees	—	—

Total	$225,000	$78,000

Our audit committee has established a policy to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence.  Any proposed services exceeding pre-approved cost levels require specific pre-approval by our audit committee.  The policy provides that our audit committee review, at each regularly scheduled meeting, a report summarizing the services provided by our independent registered public accounting firm and all fees relating thereto.  The policy also prohibits our independent registered public accounting firm from providing services that are prohibited under the Sarbanes-Oxley Act of 2002.

All fees reported under the headings audit-related fees, tax fees, and all other fees for 2005 and 2004 were pre-approved by Old Great Lakes’ audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  Accordingly, none of the fees reported under the headings were approved by Old Great Lakes’ audit committee pursuant to federal regulations that permit our audit committee to waive its pre-approval requirement under certain circumstances.

Representatives of KPMG LLP are expected to attend our annual meeting to respond to appropriate questions and make a statement if they so desire.

PROPOSAL 2 – OTHER MATTERS

Our board of directors is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other business should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at that meeting must be received in writing by the Secretary at our main office, 2421 Main Street, Buffalo, New York, no later than May 14, 2007.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether included in our proxy materials), our certificate of incorporation, bylaws and Delaware law.  Our bylaws provide that if notice of a stockholder proposal to take action at the next annual meeting is not received at our main office by the Deadline, such proposal will not be recognized as a matter proper for submission to our stockholders and will not be eligible for presentation at the meeting.  The “Deadline” means a date that is not less than 60 nor more than 90 days prior to the date of our next annual meeting; however, in the event that less than 70 days notice or prior public disclosure (such as the filing of a Current Report on Form 8-K with the SEC) of the date of our next annual meeting is given or made to stockholders, the “Deadline” means the close of business on the tenth day following the earlier of the day on which notice of the meeting was first mailed or public announcement of the date of the meeting was first made.

OTHER INFORMATION

        WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 31, 2005, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO.  Such written request should be directed to Great Lakes Bancorp, Inc., 2421 Main Street, Buffalo, New York  14214, Attention:  Secretary.  Each such request must set forth a good faith representation that, as of September 1, 2006, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting.

The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are sent by order of our Board of Directors.

Louis Sidoni
Secretary

Buffalo, New York

September 11, 2006

X	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	GREAT LAKES BANCORP, INC.
					For	With- Hold	For All Except
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 17, 2006			1.	ELECTION OF DIRECTORS: FOR all nominees listed below
This Proxy is Solicited on Behalf of the Board of Directors				Election of Directors to serve a term of three years until the 2009 Annual Stockholders Meeting:

     The undersigned hereby appoints ANDREW W. DORN, JR. and MICHAEL J. ROGERS and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of GREAT LAKES BANCORP, INC. (the "Company") to be held at the Company's corporate offices at 2421 Main Street, Buffalo, New York, on October 17, 2006 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

CHARLES G. COOPER
ANDREW W. DORN, JR.
CAROLYN B. FRANK
BARRY M. SNYDER

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

The Board of Directors recommends a vote "FOR" Proposal No. 1

			2.	To take action upon and transact such other business as may properly come before the meeting or any adjournment(s) or post-ponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

Please be sure to sign and date this Proxy in the box below.		Date

	Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
GREAT LAKES BANCORP, INC.

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.